As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	72-1121985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(713) 626-8525

(Address including zip code, telephone number, including area code, of registrant’s principal executive offices)

W&T Offshore, Inc. 2023 Incentive Compensation Plan

(Full title of the plan)

George J. Hittner

Executive Vice President, General Counsel and Corporate Secretary

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(713) 626-8525

(Name, address including zip code, telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Philip M. Haines
Hunton Andrews Kurth LLP

600 Travis Street

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐      Accelerated filer ☒      Non-accelerated filer ☐      Smaller reporting company ☒      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

On April 20, 2023, the Board of Directors of W&T Offshore, Inc. (the “Company”) approved, subject to shareholder approval, the W&T Offshore, Inc. 2023 Incentive Compensation Plan (the “2023 Plan”), which was subsequently approved by the Company’s shareholders on June 16, 2023. On April 22, 2026, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the 2023 Plan (the “Amendment”) in order to increase the number of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), available for future grants by 12,000,000 shares (the “Additional Shares”), from 10,000,000 shares to 22,000,000 shares (as amended, the “Plan”). At the Annual Meeting of Shareholders of the Company, held on June 3, 2026, the Company’s shareholders approved the Amendment.

The Company is filing this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of the Additional Shares.

Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2023 (File No. 333-272794), is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed (or will be filed) by the Company with the Commission, are incorporated by reference in this Registration Statement:

(1)            The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), filed with the Commission on March 16, 2026, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on May 7, 2026;

(2)            The Company’s Current Reports on Form 8-K filed with the Commission on June 4, 2026; and

(3)            The description of the Common Stock included on the Company’s Form 8-A filed with the Commission on January 24, 2005 (File No. 001-32414), and any subsequent amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 5, 2020.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate any information provided in these documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable Commission rules.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of W&T Offshore, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed June 20, 2023).

4.2	Fourth Amended and Restated Bylaws of W&T Offshore, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed April 26, 2023).

4.3	W&T Offshore, Inc. 2023 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 20, 2023).

4.4	Amendment No. 1 to the W&T Offshore, Inc. 2023 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 4, 2026)

5.1 *	Opinion of Hunton Andrews Kurth LLP.

23.1 *	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2 *	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3 *	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers and Geologists.

23.4 *	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

24.1 *	Powers of Attorney (included in the signature page to this Registration Statement).

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 8th day of June, 2026.

W&T OFFSHORE, INC.

By:	/s/ George J. Hittner
Name: George J. Hittner
Title: Executive Vice President, General Counsel and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tracy W. Krohn and George J. Hittner, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) and additions to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Texas and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

[Signature Page Follows]

Signature	Title	Date

/S/ TRACY W. KROHN	Chairman, Chief Executive Officer, President and Director	June 8, 2026
Tracy W. Krohn	(Principal Executive Officer)

/S/ SAMEER PARASNIS	Executive Vice President and Chief Financial Officer	June 8, 2026
Sameer Parasnis	(Principal Financial Officer)

/S/ BART P. HARTMAN III	Vice President and Chief Accounting Officer	June 8, 2026
Bart P. Hartman III	(Principal Accounting Officer)

/S/ VIRGINIA BOULET	Director	June 8, 2026
Virginia Boulet

/S/ JOHN D. BUCHANAN	Director	June 8, 2026
John D. Buchanan

/S/ DR. NANCY CHANG	Director	June 8, 2026
Dr. Nancy Chang

/S/ DANIEL O. CONWILL IV	Director	June 8, 2026
Daniel O. Conwill IV

/S/ B. FRANK STANLEY	Director	June 8, 2026
B. Frank Stanley